Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Alfred S. Dominick, Jr.
November 3, 2004	Chief Executive Officer
(703) 259-3000

INTELIDATA REPORTS THIRD QUARTER RESULTS

RESTON, VA, November 3, 2004 – InteliData Technologies Corp. (Nasdaq: INTD), a leading provider of electronic bill payment and presentment (“EBPP”) technologies, today announced financial results for the three-month period ended September 30, 2004.

Revenues for the third quarter of 2004 totaled $3,604,000, a decrease of $1,088,000 from the $4,692,000 reported for the third quarter of 2003. Gross profit for the three-month period ended September 30, 2004 totaled $2,165,000 with a resulting gross margin of 60%. The gross profit and gross margin for the third quarter of 2003 were $2,834,000 and 60%, respectively.

The net losses for the three-month periods ended September 30, 2004 and 2003 were $1,388,000, or $0.03 per share, and $567,000, or $0.01 per share, respectively.

Cash and cash equivalents as of September 30, 2004 totaled $4,583,000, compared to $5,377,000 as of the beginning of the quarter.

“We continue to experience delays in bank decisions for our in-house solution,” said Alfred S. Dominick, Jr., Chairman and CEO. “To address this, we are focusing expanded sales efforts on developing marketing and referral relationships with established companies to expand our distribution capabilities. Additionally, we continue to explore strategic alternatives, including the generation of additional capital to sustain our development efforts to produce leading edge technologies and to increase customer confidence.”

The Company also announced that Monique L. Marcus has joined InteliData as Vice President of Finance and Principal Accounting Officer. Prior to joining InteliData, Ms. Marcus held management positions in finance and accounting at several Washington, D.C. area corporations, including CityNet Telecommunications, eLink Communications, WinStar Communications, Snyder Communications, Caterair International, and Marriott Corporation. Ms. Marcus is a C.P.A. with over twenty years of industry experience and four years of public accounting experience after receiving her B.S. in accounting from Georgetown University.

The attached financial information compares the results of operations for the three-month and nine-month periods ended September 30, 2004 to the same periods in 2003 and the balance sheet as of September 30, 2004 to the balance sheet as of December 31, 2003.

InteliData will hold a conference call today at 4:30 p.m. Eastern Time. The conference leader is Al Dominick. Investors can access the call by dialing (888) 375-8244. International callers can dial (706) 634-5506. A replay can be accessed for one week beginning at 5:30 p.m. on November 3rd. Domestic participants may dial (800) 642-1687 and enter Conference ID 1371853, while international callers may dial (706) 645-9291 for the replay. Online audio replays will also be available at InteliData’s Web site www.InteliData.com, www.streetevents.com and www.companyboardroom.com.

About InteliData

With over a decade of experience, InteliData provides online banking and electronic bill payment and presentment (“EBPP”) technologies and services to leading banks, credit unions, financial institution processors and credit card issuers. The Company develops and markets software products that offer proven scalability, flexibility and security in supplying real-time, Internet-based banking services to its customers. The Company also provides application services provider (“ASP”) and hosting solutions. Visit the Company’s Web site at www.InteliData.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the uncertainty as to whether the Company will be successful in consummating any financial or strategic transaction, our ability to continue funding operating losses, the impact of declines in the Company’s stock price and its ability to maintain minimum listing standards of the NASDAQ stock markets, different assumptions regarding cash flows (for example, either based on varying costs of capital, changes in underlying economic assumptions, or any resulting financial or strategic transactions) affecting valuation analyses, our ability to develop, sell, deliver and implement our payment solution products and services, some of which are largely unproven in a production environment, to financial institution customers, our ability to manage our expenses in line with anticipated business levels, the ability of the Company to complete product implementations in required time frames, the Company’s ability to maintain customers and increase its recurring revenues and/or reduce operating costs associated with its ASP business in order to make this operation profitable or the impact of the Company’s termination of its ASP operations, the Company’s ability to retain key customers and to increase revenues from existing customers, the impact of customers deconverting from use of our products and services to the use of competitive products or in-house solutions, the effect of planned customer migrations from outsourced solutions to in-house solutions with a resulting loss of recurring revenue, the impact of competitive products, pricing pressure, product demand and market acceptance risks, pace of consumer acceptance of home banking and reliance on the Company’s bank clients to increase usage of Internet banking by their customers, the effect of general economic conditions on the financial services industry, mergers and acquisitions, risk of integration of the Company’s technology by large software companies, the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits, reliance on key strategic alliances and newly emerging technologies, the ability of the Company to leverage its third party relationships into new business opportunities in the electronic bill payment and presentment (“EBPP”) market, the on-going viability of the mainframe marketplace and demand for traditional mainframe products, the ability to attract and retain key employees, the availability of cash for long-term growth, product obsolescence, ability to reduce product costs, fluctuations in operating results, delays in development of highly complex products, and other risks detailed from time to time in InteliData filings with the Securities and Exchange Commission, including the risk factors disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2003. These risks could cause the Company’s actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData. InteliData is not under any obligation (and expressly disclaims an obligation to) update or alter its forward-looking statements, whether as a result of new information or otherwise.

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INTELIDATA TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

(in thousands, except share data; unaudited)

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,583	$7,603
Accounts receivable, net	2,930	2,890
Other receivables	120	180
Prepaid expenses and other current assets	191	625

Total current assets	7,824	11,298

NONCURRENT ASSETS
Property and equipment, net	1,061	1,529
Goodwill	—	26,238
Intangible asset, net	4,520	5,060
Other assets	211	211

TOTAL ASSETS	$13,616	$44,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,182	$1,531
Accrued expenses	1,382	1,599
Deferred revenues	1,929	1,351
Accrued rent	240	364
Net liabilities of discontinued operations	161	45

TOTAL CURRENT LIABILITIES	4,894	4,890
Accrued rent	280	380
Net liabilities of discontinued operations	—	75

TOTAL LIABILITIES	5,174	5,345

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; authorized 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized 100,000,000 shares; issued 52,170,000 shares in 2004 and 52,065,000 shares in 2003; outstanding 51,335,000 shares in 2004 and 51,231,000 shares in 2003	52	52
Additional paid-in capital	307,024	306,963
Treasury stock, at cost: 835,000 shares in 2004 and 834,000 shares in 2003	(2,548)	(2,546)
Deferred compensation	(111)	(228)
Accumulated deficit	(295,975)	(265,250)

TOTAL STOCKHOLDERS’ EQUITY	8,442	38,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,616	$44,336

INTELIDATA TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$3,604	$4,692	$10,942	$16,268
Cost of revenues	1,439	1,858	4,994	5,740

Gross profit	2,165	2,834	5,948	10,528

Operating expenses
General and administrative	1,836	1,417	5,304	5,437
Sales and marketing	323	451	1,035	1,329
Research and development	1,239	1,369	3,665	3,946
Goodwill impairment charge	—	—	26,238	—
Amortization of intangible asset	180	180	540	540

Total operating expenses	3,578	3,417	36,782	11,252

Operating loss	(1,413)	(583)	(30,834)	(724)
Other income (expenses), net	25	16	109	(1)

Loss before income taxes	(1,388)	(567)	(30,725)	(725)
Provision for income taxes	—	—	—	—

Net loss	$(1,388)	$(567)	$(30,725)	$(725)

Basic and diluted earnings (loss) per common shares	$(0.03)	$(0.01)	$(0.60)	$(0.01)

Basic and diluted weighted-average common shares outstanding	51,179	50,864	51,180	49,641